SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               __________________

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  March 4, 2003
                                                           -------------

                                 RC2 CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction or incorporation)

                 0-22635                            36-4088307
                 -------                            ----------
         (Commission File Number)          (I.R.S. Employer I.D. Number)



          800 Veterans Parkway
         Bolingbrook,  Illinois                       60440
         ----------------------                       -----
 (Address of Principal Executive Offices)           (Zip Code)

                                  630-633-3000
                                  ------------
               (Registrant's telephone number; including area code)

                          Racing Champions Ertl Corporation
                               800 Roosevelt Road
                              Building C, Suite 320
                           Glen Ellyn, Illinois 60137
                  ---------------------------------------------
                        (Former Name and Former Address)

Items 7(a) and (b) of the Form 8-K filed by RC2 Corporation (formerly named Racing Champions Ertl Corporation) with respect to its acquisition of Learning Curve International, Inc. and subsidiaries are hereby amended in their entirety as follows:

Item  7.  Financial  Statements  and  Exhibits.
----------------------------------------------

     The  following  financial  statements  are  filed  herewith.

     (a) Financial statements of business acquired. Learning Curve International, Inc. and subsidiaries:

          Independent  Auditors'  Report

          Consolidated  Balance  Sheets  as  of  December  31,  2002  and  2001

          Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and 2000

          Consolidated Statements of Changes in Stockholders' Equity and Comprehensive Income for the years ended December 31, 2002, 2001 and 2000

          Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and 2000

          Notes  to  Consolidated  Financial  Statements

     (b)  Pro  forma  financial  information.

          Pro Forma Combined Statement of Earnings for the year ended December 31, 2002

          Pro  Forma  Combined  Balance  Sheet  as  of  December  31,  2002

     Exhibits

     The  following  exhibit  is  filed  herewith:

     Exhibit  23.1  -  Consent  of  KPMG  LLP

                          INDEPENDENT AUDITORS' REPORT

The  Board  of  Directors  of
Learning  Curve  International,  Inc.:

We have audited the accompanying consolidated balance sheets of Learning Curve International, Inc. and subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Learning Curve International, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangibles in 2002.


/s/ KPMG LLP

KPMG LLP
February  14,  2003,  except  as  to  Note  19,
     which  is  as  of  March  4,  2003

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 2002 and 2001
                        (In thousands, except share data)

                                                                                       2002               2001
                                                                                 -----------------  -----------------
ASSETS

Current assets:
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        2,182.3   $        8,925.1
Accounts receivable, trade (net of allowances of $5,427.7 and $6,261.6
 in 2002 and 2001, respectively). . . . . . . . . . . . . . . . . . . . . . . .          23,534.8           26,337.5
Inventories (net of allowances of $893.2 and $2,734.9
 in 2002 and 2001, respectively). . . . . . . . . . . . . . . . . . . . . . . .          19,853.6           20,310.9
Assets held for sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             215.3                  -
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,147.7            3,797.4
Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . .           1,380.7            1,595.0
Advance to stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .             153.1                  -
                                                                                 -----------------  -----------------
   Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50,467.5           60,965.9
Property, plant, and equipment, net . . . . . . . . . . . . . . . . . . . . . .           6,399.1            6,846.8
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             623.8              577.4
Goodwill, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,374.9            8,525.6
Intangibles, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,730.3            3,216.4
Investment in affiliated company. . . . . . . . . . . . . . . . . . . . . . . .             959.8              959.8
Advance to stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .             160.6              116.4
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             137.5              158.3
                                                                                 -----------------  -----------------
Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       68,853.5   $       81,366.6
                                                                                 =================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $        8,230.9   $        8,357.9
Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,979.1            8,635.2
Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,550.2            2,337.1
Bank notes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6,150.5           11,000.0
Current portion of senior subordinated debt . . . . . . . . . . . . . . . . . .           6,680.0           11,120.0
Current portion of capital lease obligations. . . . . . . . . . . . . . . . . .           1,180.4              683.7
                                                                                 -----------------  -----------------
   Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . .          31,771.1           42,133.9

Long-term liabilities:
Senior subordinated debt. . . . . . . . . . . . . . . . . . . . . . . . . . . .                 -            6,680.0
Capital lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,700.6            2,537.8
                                                                                 -----------------  -----------------
   Total long-term liabilities. . . . . . . . . . . . . . . . . . . . . . . . .           2,700.6            9,217.8

Stockholders' equity:

Preferred stock, $0.001 par value, at redemption value
 at a rate of 8%, 8%, 15%, and 15% for Series A, C, D, and E, respectively:
   Series A, 468,435 shares authorized, issued, and outstanding . . . . . . . .           3,200.5            2,400.5
   Convertible Series B, 117,109 shares authorized, issued, and outstanding . .              73.9               55.2
   Series C, 48,930 shares authorized, issued, and outstanding. . . . . . . . .           3,236.0            1,973.8
   Series D, 474,256 shares authorized, issued, and outstanding . . . . . . . .           2,414.8            1,033.6
   Convertible Series E, 118,564 shares authorized, issued, and outstanding . .             603.7              258.4
Common Stock, $0.001 par value, at stated value:
 Class A, 848,736 shares authorized, 446,275 shares issued and
  outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               0.4                0.4
 Class B, 67,858 shares authorized, 39,743 and 40,881 shares
  issued and outstanding in 2002 and 2001, respectively . . . . . . . . . . . .                 -                  -
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . .          21,529.3           21,558.2
Notes and interest receivable from employees for the exercise of stock options.            (719.0)            (714.6)
Accumulated other comprehensive income (loss) . . . . . . . . . . . . . . . . .              23.1              (23.7)
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,019.1            3,473.1
                                                                                 -----------------  -----------------
   Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . .          34,381.8           30,014.9
                                                                                 -----------------  -----------------
   Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . .  $       68,853.5   $       81,366.6
                                                                                 =================  =================

See  accompanying  notes  to  consolidated  financial  statements.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                  Years ended December 31, 2002, 2001 and 2000
                                 (In thousands)


                                        2002           2001           2000
                                    -------------  -------------  -------------
Net sales. . . . . . . . . . . . .  $   136,926.3  $   132,918.6  $   101,759.4
Cost of sales. . . . . . . . . . .       73,717.0       68,562.2       54,291.4
                                    -------------  -------------  -------------

  Gross profit . . . . . . . . . .       63,209.3       64,356.4       47,468.0
                                    -------------  -------------  -------------

Operating expenses:
Selling and distribution . . . . .       16,227.5       16,701.3       15,272.6
Marketing and product development.       15,770.8       13,626.4        9,945.8
General and administrative . . . .       19,230.7       17,439.2       13,209.0
Amortization of intangibles. . . .              -          953.8          432.3
Impairment of assets held for sale        1,404.4              -              -
                                    -------------  -------------  -------------

                                         52,633.4       48,720.7       38,859.7
                                    -------------  -------------  -------------
  Income from operations . . . . .       10,575.9       15,635.7        8,608.3

Interest expense, net. . . . . . .        3,056.5        4,437.4        5,231.8
                                    -------------  -------------  -------------

  Income before income taxes . . .        7,519.4       11,198.3        3,376.5

Income tax expense . . . . . . . .        3,166.0        4,509.9        1,450.4
                                    -------------  -------------  -------------
  Net income . . . . . . . . . . .  $     4,353.4  $     6,688.4  $     1,926.1
                                    =============  =============  =============


See  accompanying  notes  to  consolidated  financial  statements.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
   Consolidated Statements of Changes in Stockholders' Equity and Comprehensive
                                     Income
                  Years ended December 31, 2002, 2001 and 2000
                                 (In thousands)


                                                    SERIES A          SERIES B           SERIES C        SERIES D
                                                 PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK
                                                 ---------------   ---------------   ---------------   ------------
                                                 SHARES   AMOUNT   SHARES  AMOUNT    SHARES   AMOUNT   SHARES   AMOUNT
                                                 ------  --------  ------  -------   ------  -------   ------  --------

Balance at December 31, 1999. . . . . . . . . .   468.4  $  800.5   117.1  $   0.1    45.6  $      -       -  $      -

Exercise of stock options . . . . . . . . . . .       -         -       -        -       -         -       -         -
Accretion of differences between carrying value
 and redemption value of:
  Series A preferred stock. . . . . . . . . . .       -     800.0       -        -       -         -       -         -
  Series C preferred stock. . . . . . . . . . .       -         -       -        -       -     905.0       -         -
Comprehensive income:
  Net income. . . . . . . . . . . . . . . . . .       -         -       -        -       -         -       -         -
  Cumulative translation adjustment . . . . . .       -         -       -        -       -         -       -         -

Total comprehensive income. . . . . . . . . . .       -         -       -        -       -         -       -         -
Notes and interest receivable from employees
 for the exercise of stock options. . . . . . .       -         -       -        -       -         -       -         -
                                                 ------  --------  ------  -------  ------  --------  ------  --------
Balance at December 31, 2000. . . . . . . . . .   468.4   1,600.5   117.1      0.1    45.6     905.0       -         -

Exercise of stock options . . . . . . . . . . .       -         -       -        -       -         -       -         -
Repurchase of Class B common stock. . . . . . .       -         -       -        -       -         -       -         -
Issuance of Series C preferred stock. . . . . .       -         -       -        -     3.3         -       -         -
Issuance of Series D preferred stock. . . . . .       -         -       -        -       -         -   474.3       0.5
Issuance of Series E preferred stock. . . . . .       -         -       -        -       -         -       -         -
Accretion of differences between carrying value
 and redemption value of:
  Series A preferred stock. . . . . . . . . . .       -     800.0       -        -       -         -       -         -
  Series B preferred stock. . . . . . . . . . .       -         -       -     55.1       -         -       -         -
  Series C preferred stock. . . . . . . . . . .       -         -       -        -       -   1,068.8       -         -
  Series D preferred stock. . . . . . . . . . .       -         -       -        -       -         -       -   1,033.1
  Series E preferred stock. . . . . . . . . . .       -         -       -        -       -         -       -         -
Comprehensive income (loss):
  Net income. . . . . . . . . . . . . . . . . .       -         -       -        -       -         -       -         -
  Cumulative translation adjustment . . . . . .       -         -       -        -       -         -       -         -

Total comprehensive income. . . . . . . . . . .       -         -       -        -       -         -       -         -
Notes and interest receivable from employees
 for the exercise of stock options. . . . . . .       -         -       -        -       -         -       -         -
                                                 ------  --------  ------  -------  ------  --------  ------  --------
Balance at December 31, 2001. . . . . . . . . .   468.4   2,400.5   117.1     55.2    48.9   1,973.8   474.3   1,033.6

Repurchase of Class B common stock. . . . . . .       -         -       -        -       -         -       -         -
Accretion of differences between carrying value
 and redemption value of:
  Series A preferred stock. . . . . . . . . . .       -     800.0       -        -       -         -       -         -
  Series B preferred stock. . . . . . . . . . .       -         -       -     18.7       -         -       -         -
  Series C preferred stock. . . . . . . . . . .       -         -       -        -       -   1,262.2       -         -
  Series D preferred stock. . . . . . . . . . .       -         -       -        -       -         -       -         -
  Series E preferred stock. . . . . . . . . . .       -         -       -        -       -         -       -   1,381.2
Comprehensive income (loss):
  Net income. . . . . . . . . . . . . . . . . .       -         -       -        -       -         -       -         -
  Cumulative translation adjustment . . . . . .       -         -       -        -       -         -       -         -

Total comprehensive income. . . . . . . . . . .       -         -       -        -       -         -       -         -
Notes and interest receivable from employees
 for the exercise of stock options. . . . . . .       -         -       -        -       -         -       -         -
                                                 ------  --------  ------  -------  ------  --------  ------  --------
Balance at December 31, 2002. . . . . . . . . .   468.4  $3,200.5   117.1  $  73.9    48.9  $3,236.0   474.3  $2,414.8
                                                 ======  ========  ======  =======  ======  ========  ======  ========


See  accompanying  notes  to  consolidated  financial  statements.


   SERIES E         CLASS A           CLASS B                              EMPLOYEE     ACCUMULATED
PREFERRED STOCK   COMMON STOCK     COMMON STOCK      ADDITIONAL            NOTES AND      OTHER        RETAINED       TOTAL
---------------  ---------------  ----------------    PAID-IN   MEMBERS'   INTEREST    COMPREHENSIVE   EARNINGS    STOCKHOLDERS'
SHARES  AMOUNT   SHARES  AMOUNT   SHARES   AMOUNT     CAPITAL   EQUITY    RECEIVABLE   INCOME (LOSS)   (DEFICIT)     EQUITY
------  -------  ------  -------  -------  -------  ----------  -------  ------------  --------------  ----------  -------------

     -  $     -   446.3  $   0.4     7.9   $     -  $10,555.8   $     -  $     (77.1)  $           -   $  (820.9)  $   10,458.8

     -        -       -        -     2.8         -       52.9         -            -               -           -           52.9


     -        -       -        -       -         -     (281.0)        -            -               -      (519.0)             -
     -        -       -        -       -         -     (318.8)        -            -               -      (586.2)             -

     -        -       -        -       -         -          -         -            -               -     1,926.1        1,926.1
     -        -       -        -       -         -          -         -            -            12.4           -           12.4
                                                                                                                   -------------
     -        -       -        -       -         -          -         -            -               -           -        1,938.5

     -        -       -        -       -         -          -         -        (52.0)              -           -          (52.0)
------  -------  ------  -------  -------  -------  ----------  -------  ------------  --------------  ----------  -------------
     -        -   446.3      0.4    10.7         -   10,008.9         -       (129.1)           12.4        (0.0)      12,398.2

     -        -       -        -    30.3         -      589.5         -            -               -           -          589.5
     -        -       -        -    (0.1)        -       (8.9)        -          3.7               -           -           (5.2)
     -        -       -        -       -         -          -         -            -               -           -              -
     -        -       -        -       -         -    9,207.5         -            -               -           -        9,208.0
 118.6      0.1       -        -       -         -    1,761.2         -            -               -           -        1,761.3


     -        -       -        -       -         -          -         -            -               -      (800.0)             -
     -        -       -        -       -         -          -         -            -               -       (55.1)             -
     -        -       -        -       -         -          -         -            -               -    (1,068.8)             -
     -        -       -        -       -         -          -         -            -               -    (1,033.1)             -
     -    258.3       -        -       -         -          -         -            -               -      (258.3)             -

     -        -       -        -       -         -          -         -            -               -     6,688.4        6,688.4
     -        -       -        -       -         -          -         -            -           (36.1)          -          (36.1)
                                                                                                                   -------------
     -        -       -        -       -         -          -         -            -               -           -        6,652.3

     -        -       -        -       -         -          -         -       (589.2)              -           -         (589.2)
------  -------  ------  -------  -------  -------  ----------  -------  ------------  --------------  ----------  -------------
 118.6    258.4   446.3      0.4    40.9         -   21,558.2         -       (714.6)          (23.7)    3,473.1       30,014.9

     -        -       -        -    (1.2)        -      (28.9)        -            -               -           -          (28.9)

     -        -       -        -       -         -          -         -            -               -      (800.0)             -
     -        -       -        -       -         -          -         -            -               -       (18.7)             -
     -        -       -        -       -         -          -         -            -               -    (1,262.2)             -
     -        -       -        -       -         -          -         -            -               -    (1,381.2)             -
     -    345.3       -        -       -         -          -         -            -               -      (345.3)             -

     -        -       -        -       -         -          -         -            -               -     4,353.4        4,353.4
     -        -       -        -       -         -          -         -            -            46.8           -           46.8
                                                                                                                   -------------
     -        -       -        -       -         -          -         -            -               -           -        4,400.2

     -        -       -        -       -         -          -         -         (4.4)              -           -           (4.4)
------  -------  ------  -------  -------  -------  ----------  -------  ------------  --------------  ----------  -------------
 118.6  $ 603.7   446.3  $   0.4    39.7   $     -  $21,529.3   $     -  $    (719.0)  $        23.1   $ 4,019.1   $   34,381.8
======  =======  ======  =======  =======  =======  ==========  =======  ============  ==============  ==========  =============


 See  accompanying  notes  to  consolidated  financial  statements.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                  Years ended December 31, 2002, 2001 and 2000
                                 (In thousands)




                                                                     2002            2001       2000
                                                              ------------------  ----------  ---------
Cash flows from operating activities:
 Net income. . . . . . . . . . . . . . . . . . . . . . . . .  $         4,353.4     6,688.4    1,926.1
 Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
    Depreciation . . . . . . . . . . . . . . . . . . . . . .            3,467.0     2,885.0    1,902.7
    Amortization of intangibles. . . . . . . . . . . . . . .                  -       953.8      432.3
    Amortization of deferred financing fees. . . . . . . . .              566.8       565.3      396.0
    Impairment of assets held for sale . . . . . . . . . . .            1,404.4           -          -
    Provision for doubtful accounts. . . . . . . . . . . . .            3,157.8     3,425.2    1,930.3
    Provision for inventory obsolescence . . . . . . . . . .              590.5       748.1      595.3
    (Gain) loss on disposal of fixed assets. . . . . . . . .                  -       (49.7)      76.2
    Writedown of investment in affiliated company. . . . . .                  -           -       81.3
    Deferred income taxes. . . . . . . . . . . . . . . . . .              603.3      (618.3)      56.3
    Increase (decrease) in cash, excluding effects of
     acquisitions, resulting from changes in:
      Accounts receivable, trade . . . . . . . . . . . . . .             (355.0)    1,607.5   (7,255.8)
      Inventories. . . . . . . . . . . . . . . . . . . . . .             (318.5)    1,059.7     (934.4)
      Prepaid expenses and other current assets. . . . . . .              214.3      (514.7)     633.3
      Accounts payable and accrued expenses. . . . . . . . .             (736.3)    3,355.1    3,373.4
      Income taxes payable . . . . . . . . . . . . . . . . .             (786.9)      804.0    1,348.8
    Other. . . . . . . . . . . . . . . . . . . . . . . . . .             (104.0)      (63.8)      (1.4)
                                                              ------------------  ----------  ---------
      Net cash provided by operating activities. . . . . . .           12,056.8    20,845.6    4,560.4
                                                              ------------------  ----------  ---------

Cash flows from investing activities:
 Additions to property, plant, and equipment . . . . . . . .           (3,303.0)   (4,201.7)  (2,378.1)
 Proceeds from the sale of property, plant, and equipment. .                  -       110.0          -
 Investment in affiliated company. . . . . . . . . . . . . .                  -           -     (508.4)
 Acquisitions, net of cash acquired. . . . . . . . . . . . .                  -   (12,124.1)         -
 Proceeds from note receivable . . . . . . . . . . . . . . .                  -       810.0      360.0
                                                              ------------------  ----------  ---------
      Net cash used in investing activities. . . . . . . . .           (3,303.0)  (15,405.8)  (2,526.5)
                                                              ------------------  ----------  ---------

Cash flows from financing activities:
 Proceeds from sale of preferred stock, net of offering costs                 -    10,969.0    2,800.0
 Proceeds (payments) from exercise of stock options. . . . .               (4.4)       28.0        1.5
 Payments to repurchase Class B common stock . . . . . . . .              (28.9)       (0.9)      (0.6)
 (Payments to) proceeds from bank under note payable, net. .           (4,849.5)  (10,152.3)  (2,884.6)
 Payment of senior subordinated debt . . . . . . . . . . . .          (11,120.0)   (2,200.0)         -
 Deferred financing fees paid. . . . . . . . . . . . . . . .             (153.3)     (475.3)    (112.6)
 Advances under master lease agreement . . . . . . . . . . .            1,506.1     3,309.7          -
 Payments under master lease agreement . . . . . . . . . . .             (846.6)     (125.8)     (66.8)
                                                              ------------------  ----------  ---------
      Net cash provided by (used in) financing activities. .          (15,496.6)    1,352.4     (263.1)
                                                              ------------------  ----------  ---------

Net increase in cash . . . . . . . . . . . . . . . . . . . .           (6,742.8)    6,792.2    1,770.8

Cash, beginning of year. . . . . . . . . . . . . . . . . . .            8,925.1     2,132.9      362.1
                                                              ------------------  ----------  ---------

Cash, end of year. . . . . . . . . . . . . . . . . . . . . .  $         2,182.3     8,925.1    2,132.9
                                                              ==================  ==========  =========

Supplemental disclosure of cash flow information:
 Cash paid during the year for interest. . . . . . . . . . .  $         3,002.9     4,254.7    4,853.0
 Cash paid during the year for income taxes. . . . . . . . .            4,378.7     3,586.3      101.3


See  accompanying  notes  to  consolidated  financial  statements.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

(1)     DESCRIPTION  OF  BUSINESS  AND  COMPANY  REORGANIZATION

Learning Curve International, Inc. and subsidiaries (Learning Curve or the Company) creates, designs, markets, and distributes high quality developmental and educational toy and juvenile products. Learning Curve distributes in the U.S. to more than 4,500 retailers, including independent and larger toy, gift, juvenile product, and book stores, as well as school suppliers and other channels. Internationally, the Company's products are distributed by affiliates or exclusive distributors. Operations are conducted principally from facilities located in Chicago and Bolingbrook, Illinois; Salem, Missouri; Hong Kong; and Australia.

(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of Learning Curve and its subsidiaries in which a controlling interest is maintained. All material intercompany accounts and transactions have been eliminated. Learning Curve has an investment in Flair Leisure Products PLC (Flair), which distributes the Company's products in the U.K. As of December 31, 2001 the Company owns approximately 24% of the common shares and has approximately 17% of the voting rights. This investment is accounted for using the cost method.

     INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined using the weighted-average cost method.

     PROPERTY,  PLANT,  AND  EQUIPMENT

Property, plant, and equipment are stated at cost and depreciated on a straight-line basis over the estimated useful lives of the assets ranging from two to ten years. For tax purposes, accelerated methods are used. Property and equipment under capital leases are stated at the present value of minimum lease payments. Property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

     GOODWILL

Goodwill is the excess of the purchase price over the fair market value of net assets acquired. Goodwill is tested for impairment at least annually, using a two-step approach. First, the Company estimates the fair value of its one reporting unit using discounted estimated future cash flows. If the carrying value exceeds the fair value of the reporting unit, the second test of goodwill impairment test is performed to measure the amount of the potential impairment loss. Goodwill impairment is measured by comparing the "implied fair value" of goodwill with its carrying amount. The Company completed the transitional and annual goodwill impairment tests during 2002, and determined that goodwill was not impaired.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

     ASSET  IMPAIRMENT

Long-lived assets are evaluated for impairment on the basis of undiscounted cash flows whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Estimated fair market value is generally measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

     REVENUE  RECOGNITION

All revenue is recognized when finished products are shipped. Amounts billed to customers for shipping are included in revenue. Provisions for estimated defective products and other allowances are made at the time of shipment.

As of January 1, 2002, the Company adopted Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products, (EITF 01-9). EITF 01-9 addresses various issues related to the income statement classification of certain promotional payments, including consideration from a vendor to a reseller or another party that purchases the vendor's products.

     PRODUCT  DEVELOPMENT  COSTS

Product development costs, including research and development, consist of costs for the product design, artwork, and packaging design of Learning Curve's various brands and products. The Company expenses these costs as incurred.
Product development costs amount to $4,970.7 thousand, $4,038.6 thousand, and $2,772.5 thousand in 2002, 2001, and 2000, respectively.

     FULFILLMENT  COSTS

The Company records shipping and handling costs as a component of selling and distribution expenses. Shipping costs are those costs incurred to physically move the product from the Company's place of business to the customer. Handling costs are those costs incurred to store, move, and prepare the product for shipment. Shipping and handling costs amount to $7,476.9 thousand, $7,337.3 thousand, and $6,451.7 thousand in 2002, 2001, and 2000, respectively.

     STOCK  OPTIONS

The Company accounts for its fixed plan stock options under the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant and amortized over the period of service only if the current market value of the underlying stock exceeded the exercise price. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

The following table illustrates the effect on net income if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation,

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000


including straight-line recognition of compensation cost over the related vesting periods for fixed awards:



                                       2002       2001      2000
                                     ---------  --------  --------
Net income, as reported . . . . . .  $4,353.4   6,688.4   1,926.1
Deduct:  Total stock-based employee
  compensation expense determined
  under the fair value based method
  for all awards, net of related
  tax effects . . . . . . . . . . .     (20.5)    (18.6)     (6.1)
                                     ---------  --------  --------
Pro forma net income. . . . . . . .  $4,332.9   6,669.8   1,920.0
                                     =========  ========  ========



Pro forma information regarding net earnings has been prepared as if the Company had accounted for its stock options under the fair value method. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the weighted average assumptions for 2002, 2001, and 2000 as follows: risk-free interest rate of 5.05%, 5.74%, and 5.5%, respectively; no expected dividend yield; no volatility factors related to the expected market price of the Company's common stock; and a weighted average expected option life of 2, 2.5, and 3.5 years, respectively.

     INCOME  TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     FOREIGN  CURRENCY  TRANSLATION

Assets and liabilities of non-U.S. subsidiaries have been translated using the exchange rate in effect at the balance sheet dates. Results of operations are translated using the average exchange rate prevailing during the periods.
Resulting translation gains and losses are recorded as accumulated other comprehensive income (loss) in stockholders' equity.

     USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

     MAJOR  VENDORS

Purchases  from  two  vendors  accounted  for  47%  of  total purchases in 2002.
Purchases  from  one  vendor  accounted  for  57%  of  total  purchases in 2001.
Purchases  from  two  vendors  accounted  for  48%  of  total purchases in 2000.

     RECENTLY  ISSUED  ACCOUNTING  STANDARDS

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations. Additionally, reporting is extended to any component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted the statement effective January 1, 2002, and the adoption did not have a material effect on the Company's financial position or results of operations.

The FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment to FASB Statement No. 13, and Technical Corrections, in 2002. Under SFAS No. 4, all gains and losses from extinguishment of debt were required to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. This Statement eliminates SFAS No. 4, and thus, the criteria in APB Opinion No. 30 should be applied to determine the classification of gains and losses related to the extinguishment of debt. The Statement is effective beginning in the fiscal year 2003. At that time, any gain or loss on the extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB Opinion No. 30 for classification as a extraordinary item will be reclassified.

SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS No. 146), requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities after December 31, 2002. The Company adopted the statement effective January 1, 2003 and the adoption did not have a material effect on the Company's financial position or results of operations.

In November 2002, the FASB released FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires that a guarantor recognize a liability for the fair value of an obligation assumed under a guarantee. This interpretation also discusses additional disclosures to be made in the interim and annual financial statements of the guarantor about obligations under certain guarantees. The initial measurement and recognition requirements of FIN 45 are effective

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

prospectively for guarantees issued or modified after December 31, 2002. However, the disclosure requirements are effective for the Company in the Consolidated Financial Statements for the year ended 2002. The Company is currently evaluating the effects of FIN 45, however it is not expected that the adoption of FIN 45 will have a material effect on the financial position, results of operations, or cash flows of the Company.

     RECLASSIFICATIONS

Certain amounts reported in the 2001 and 2000 financial statements have been reclassified to conform to the 2002 presentation.

(3)     BUSINESS  COMBINATIONS

On April 6, 2001 the Company acquired the Eden and Madeline toy line from Eden, LLC, (the Acquisition), a creator, marketer, and manufacturer of children's plush gifts, toys, and juvenile products. The purchase price, including transaction costs, was $12,280.9 thousand, which included issuance of a non-interest-bearing two-year unsecured subordinated promissory note payable of $200.0 thousand. The following table summarizes the estimated fair value of the assets acquired at the date of acquisition:




Current assets. . . . . . . . .   $2,669.6
Deferred income tax asset . . .    1,335.0
Property and equipment. . . . .      528.0
Trademarks. . . . . . . . . . .    2,696.6
Goodwill. . . . . . . . . . . .    5,051.7
                                 ---------
          Total assets acquired  $12,280.9
                                 =========



(4)     SUPPLEMENTAL  DISCLOSURE  OF  NONCASH  FINANCING  ACTIVITIES

In April 2001, the Company issued 3,312 shares of Series C preferred stock as a correction of the number of shares issued in connection with the sale of Series C preferred stock in December 1999. No additional proceeds were received; the additional 3,312 shares simply had the impact of reducing the price per share paid by the investor.

In April 2001, the Company issued a warrant to purchase 2,085 shares of Class A common stock at $53.39 per share as partial payment for services provided relative to business combination transactions. This warrant expires in April 2006. Using the Black Scholes pricing model, the value assigned to the warrants was nil.

In April 2001, in connection with the Acquisition, the Company issued a noninterest-bearing note in the amount of $200.0 thousand as a component of total consideration.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

(5)     PROPERTY,  PLANT,  AND  EQUIPMENT

Property, plant, and equipment are recorded at cost and consist of the following at December 31 (in thousands):




                                         2002       2001
                                      ----------  ---------
Computer software and equipment. . .  $ 5,664.5    4,542.9
Tooling, molds, and dies . . . . . .    3,744.5    2,341.5
Buildings and leasehold improvements    1,400.8    1,769.2
Furniture and fixtures . . . . . . .      936.3      901.3
Warehouse equipment. . . . . . . . .      847.1      686.9
Machinery and equipment. . . . . . .          -      704.3
Office equipment . . . . . . . . . .      752.6      488.4
Sales booths and displays. . . . . .       66.9       66.9
Construction in progress . . . . . .      810.2      404.3
                                      ----------  ---------
                                       14,222.9   11,905.7
Less accumulated depreciation. . . .   (7,823.8)  (5,058.9)
                                      ----------  ---------
                                      $ 6,399.1    6,846.8
                                      ==========  =========



(6)     GOODWILL  AND  OTHER  INTANGIBLE  ASSETS

In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which changes the accounting for goodwill and intangibles with an indefinite life from an amortization method to an impairment only approach. The Company adopted SFAS No. 142 at the beginning of 2002 and has ceased amortization of goodwill and trademarks. An impairment evaluation for goodwill and trademarks was performed in 2002 and resulted in no impairment. Goodwill and other intangibles are recorded at cost and consist of the following at December 31 (in thousands):


                             ASSIGNED
                               LIFE        2002     2001
                            ----------  --------  -------
Goodwill. . . . . . . .     Indefinite  $7,374.9  8,525.6
                                        ========  =======
Trademarks. . . . . . .     Indefinite   2,516.9  2,516.9
Deferred financing fees     1-7  years     213.4    699.5
                            ----------  --------  -------
                                        $2,730.3  3,216.4
                                        ========  =======




Amortization expense for the year ended December 31, 2002 was $566.8 thousand. Projected amortization expense for the year ended December 31, 2003 is $213.4 thousand.

The carrying value of goodwill decreased by $1,150.7 thousand related to the impairment resulting from the classification of Small Miracles, Inc. assets as held for sale (see Note 17).

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

The following reflects the impact that SFAS 142 would have had on prior year net income if adopted in 2001 and 2000:




                                               2002     2001     2000
                                             --------  -------  -------
Reported net income . . . . . . . . . . . .  $4,353.4  6,688.4  1,926.1
  Cease goodwill amortization, net of taxes         -    703.1    327.3
                                             --------  -------  -------
Adjusted net income . . . . . . . . . . . .  $4,353.4  7,391.5  2,253.4
                                             ========  =======  =======


(7)     INVESTMENT  IN  AFFILIATED  COMPANY

The Company's investment in an affiliated company, Flair, was $959.8 thousand at both December 31, 2002 and 2001. The investment is accounted for using the cost method.

(8)     RELATED-PARTY  TRANSACTIONS

Advances in the amount of $313.7 thousand were due from three stockholders at December 31, 2002. An advance of $116.4 thousand was due from one stockholder at December 31, 2001. These advances have interest rates that range from the federal funds rate to 8%. Payments under these advances are due between 2003 and June 30, 2007.

Rothkopf Enterprises, Inc., an affiliate by reason of common ownership, provided Learning Curve with management services under the terms of an agreement dated November 1, 1993 in consideration for a fee in the amount of approximately $13.5 thousand, $17.2 thousand, and $44.0 thousand, for the years ended December 31, 2002, 2001, and 2000, respectively. This agreement is automatically renewed for one-year terms until terminated by a written instrument executed by both Rothkopf and Learning Curve.

(9)     ROYALTY  AGREEMENTS

Learning Curve entered into several royalty agreements, which obligate the Company to pay royalties of 1% to 14% of specified sales (as defined). These agreements expire from June 30, 2003 through November 5, 2009. Royalty expense charged to operations during 2002, 2001, and 2000 approximated $10,836.9 thousand, $9,681.1 thousand, and $7,532.4 thousand, respectively, of which $3,958.3 thousand and $3,204.7 thousand was unpaid at December 31, 2002 and 2001, respectively. Such unpaid royalties are classified as accrued expenses in the consolidated balance sheets. Certain agreements contain minimum royalties which can be used to offset calculated royalties. Learning Curve has paid $92.9 and $51.4 thousand in royalty advances in connection with such future sales as of December 31, 2002 and 2001, respectively. Such royalty advances are classified as other current assets in the consolidated balance sheets.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

Future minimum royalties under such agreements in effect at December 31, 2002 approximate the following (in thousands):




   YEAR                 AMOUNT
   ----                 ------
   2003. . . . . . .  $ 2,051.7
   2004. . . . . . .    2,009.6
   2005. . . . . . .    2,137.9
   2006. . . . . . .    4,696.0
   2007. . . . . . .    2,532.0
   Thereafter. . .         10.0
                        ------
            Total     $13,437.2
                      =========



In connection with the renewal of one of the royalty agreements, the Company has committed to issue stock options to the licensor if the Company consummates a public offering on or before December 31, 2004. The number of options to be issued is that number of shares of common stock, equal to the greater of: (i) $4,000,000 divided by the initial public offering price, or (ii) 7% of the number of shares of common stock issued and outstanding after the public offering, determined on a Fully Diluted Basis (as defined within the license agreement). The aggregate exercise price of the options is $1. The options are to be immediately exercisable and remain exercisable until December 31, 2007, if issued. If the Company assigns the license agreement in connection with the sale or merger of the Company prior to December 31, 2004, the licensor receives, in place of the stock options, a proportion of the total value of the Company in cash, equivalent to the proportion of the common stock it would have received if a public offering had occurred on the date of such sale or merger.

(10)     INCOME  TAXES

The components of the Company's income (loss) before income taxes are as follows: U.S. source is $7,322.4 thousand, $9,793.7 thousand, and $3,005.9 thousand in 2002, 2001, and 2000, respectively; non-U.S. source is $197.0 thousand, $1,404.6 thousand, and $370.6 thousand in 2002, 2001, and 2000, respectively.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

Total income tax expense (benefit) for the years ended December 31, 2002, 2001, and 2000 consists of the following (in thousands):



                                          2002      2001     2000
                                        --------  --------  -------
Current:
  Federal. . . . . . . . . . . . . . .  $2,054.9  4,040.8   1,211.6
  State and foreign. . . . . . . . . .     507.8  1,087.4     182.5
                                        --------  --------  -------
                                         2,562.7  5,128.2   1,394.1
                                        --------  --------  -------
Deferred:
  Federal. . . . . . . . . . . . . . .     495.9   (544.3)     52.7
  State and foreign. . . . . . . . . .     107.4    (74.0)      3.6
                                        --------  --------  -------
                                           603.3   (618.3)     56.3
                                        --------  --------  -------
          Income tax expense (benefit)  $3,166.0  4,509.9   1,450.4
                                        ========  ========  =======


The income tax expense (benefit) reconciles to the amount computed by applying the statutory Federal rate of 34% to income (loss) before income taxes as follows (in thousands):




                                              2002      2001     2000
                                            ---------  -------  -------
Computed expected tax expense. . . . . . .  $2,556.6   3,807.4  1,148.0
State income taxes, net of Federal benefit     331.7     457.3    156.0
Non-deductible goodwill. . . . . . . . . .     391.2     104.0     54.2
Other, net . . . . . . . . . . . . . . . .    (113.5)    141.2     92.2
                                            ---------  -------  -------
                                            $3,166.0   4,509.9  1,450.4
                                            =========  =======  =======



Deferred tax assets (liabilities) at December 31, 2002 and 2001 consist of the following (in thousands):


                                                  2002       2001
                                                ---------  --------
Deferred tax assets attributable to:
  Accounts receivable allowances . . . . . . .  $1,964.0   2,297.2
  Inventory valuation differences. . . . . . .   1,183.7   1,500.2
  Product development costs. . . . . . . . . .     714.5     827.2
  Goodwill . . . . . . . . . . . . . . . . . .      24.1      48.3
                                                ---------  --------
                                                 3,886.3   4,672.9
Deferred tax liabilities attributable to:
  Depreciation . . . . . . . . . . . . . . . .    (104.9)   (298.1)
  Unrepatriated earnings of foreign subsidiary      (9.9)        -
                                                ---------  --------
            Net deferred tax assets. . . . . .  $3,771.5   4,374.8
                                                =========  ========


                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

At December 31, 2002 and 2001, all deferred tax assets are considered realizable in view of the expectation of future taxable income.

(11)     BANK  NOTES  PAYABLE

Bank notes payable of $6,150.5 thousand and $11,000.0 thousand, at December 31, 2002 and 2001, respectively, were owed under a secured credit agreement dated July 14, 1999, as amended December 31, 1999, May 12, 2000, August 29, 2001, and May 31, 2002, which provides for a revolving line of credit; amounts drawn in the form of notes payable are due upon demand. The secured credit agreement (expiring May 31, 2003) provides for maximum borrowings of the lesser of $50 million or the borrowing base; bears interest, payable monthly, at the bank's Federal Funds Effective Rate (as defined) plus .5% and the Applicable Margin (as defined), which is based on the Company's interest rate coverage or, at the borrower's discretion, the Eurodollar Rate (as defined) plus the Applicable Margin. The agreement calls for a commitment fee payable quarterly of .25% on the daily unused portion. The weighted average interest rates at December 31, 2002 and 2001 for the notes payable to the bank were 4.9% and 7.6%, respectively. Borrowings are secured by substantially all of Learning Curve's assets. The borrowing base is defined as 80% of eligible accounts receivable (as defined) plus, during its most restrictive period each year, the lesser of 50% of eligible inventory (as defined) or $12.5 million. The secured credit agreement contains certain administrative and financial covenants. LCI received a waiver for noncompliance with one of these covenants at December 31, 2002. The amount of available borrowings at December 31, 2002 was $18,634.7 thousand.

(12)     SENIOR  SUBORDINATED  DEBT

Pursuant  to  a  Securities Purchase Agreement dated August 6, 1996, as amended,
Learning Curve issued $10 million of senior subordinated notes. Furthermore, pursuant to a Securities Purchase Agreement dated May 5, 1998, as amended, Learning Curve issued an additional $10 million of senior subordinated notes. The agreements contain certain administrative and financial covenants. The notes are subordinated to the bank debt and bear interest, payable semiannually in arrears, at 12% per annum.

The senior subordinated debt at December 31, 2002 is $6,680.0 thousand. Because it is due on August 6, 2003, it has been classified as a current liability.

(13)     LEASE  COMMITMENTS

During 2001, the Company entered into a $4.0 million master lease agreement. In 2002, the agreement was amended to increase the availability by $2.6 million. Proceeds received under this master lease were $1,506.1 thousand and $3,309.7 thousand related to equipment and leasehold improvements during 2002 and 2001, respectively. Accumulated depreciation totaled $1,432.9 thousand and $209.8 thousand at December 31, 2002 and 2001, respectively. Payments are due for periods of 36 to 60 months after the commencement of a specific lease. In addition, the Company leases office and warehouse/distribution space under various noncancelable operating lease agreements, which expire through May 15, 2011.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

Future minimum capital and operating lease commitments at December 31, 2002 are as follows:




                                                       CAPITAL      OPERATING
                                                   ---------------  ----------
YEAR                                                       (IN THOUSANDS)
2003. . . . . . . . . . . . . . . . . . . . . . .  $      1,455.1      1,544.9
2004. . . . . . . . . . . . . . . . . . . . . . .         1,393.7      1,463.9
2005. . . . . . . . . . . . . . . . . . . . . . .           948.3      1,412.3
2006. . . . . . . . . . . . . . . . . . . . . . .           605.9      1,461.8
2007. . . . . . . . . . . . . . . . . . . . . . .            45.5      1,325.7
Thereafter. . . . . . . . . . . . . . . . . . . .               -      4,470.7
                                                   ---------------  ----------
          Total minimum lease payments. . . . . .         4,448.5   $ 11,679.3
                                                                    ==========
Amount representing interest. . . . . . . . . . .          (567.4)
                                                   ---------------
          Present value of minimum lease payments         3,881.1
Current portion . . . . . . . . . . . . . . . . .        (1,180.4)
                                                   ---------------
          Long-term portion of obligations. . . .  $      2,700.7
                                                   ===============


Rent expense totaled $1,618.7 thousand in both 2002 and 2001 and $1,038.5 thousand in 2000.

(14)     PREFERRED  STOCK

During April 2001, the Company's stockholders approved an amended and restated certificate of incorporation which authorized issuance of 474,256 shares of $.001 par value Series D preferred stock (Series D). The Series D shares were sold during April 2001 for $9,208.0 thousand. Also during April 2001, the Company's stockholders approved an amended and restated certificate of incorporation which authorized issuance of 3,312 of additional shares of $.001 par value Series C and 118,564 shares of $.001 par value Series E preferred stock (Series E). The Series C shares were issued as a correction of the number of shares issued in connection with the sale of Series C shares in December 1999. No additional proceeds were received; the additional 3,312 shares simply had the impact of reducing the price per share paid by the investor. The Series E shares were sold during April 2001 for $2,302.0 thousand.

Series A has a liquidation preference of $10,000.0 thousand and accrues dividends at a rate of 8% per annum of the original issue price, cumulative and payable in arrears. The accumulated but undeclared dividends were $3,200.0 thousand and $2,400.0 thousand at December 31, 2002 and 2001, respectively. Series B has a liquidation preference of $2,500.0 thousand and any declared but unpaid dividends. Series C has a liquidation preference of the greater of: (i) the original issue price of $5,000.0 thousand plus accrued dividends at a rate of 8% and any declared but unpaid dividends, or (ii) $10,000.0 thousand. The accumulated but undeclared dividends for Series C were $1,200.0 thousand at December 31, 2002 and $800.0 thousand at December 31, 2001. Series D has a liquidation preference of $9,208.0 thousand and accrues dividends at a rate of 15% per annum of the original issue price, compounded annually, cumulative and payable in arrears. The accumulated but undeclared dividends were $2,414.8 thousand and $1,033.1 thousand at December 31, 2002 and 2001, respectively. Series E has a liquidation preference of $2,302.0 thousand and any

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

declared but unpaid dividends of an amount equal to a 15% rate of return on the Series E original issue price, compounded annually from the date of issuance.

Stockholders of Series A and Series D have redemption rights. Series B, Series C, and Series E are convertible into shares of Class A common stock at any time at the option of any holder and automatically upon an initial public offering of the Company's Class A common stock that satisfies certain criteria. If Series B, Series C, and Series E have not been converted into shares of Class A common stock on or before February 7, 2004, and in certain other instances, the holders of Series B, Series C, and Series E have redemption rights. The accretion of the difference between the original issue price and the redemption value is recorded as an increase in the carrying amount with an offsetting reduction in retained earnings to the extent available, with any remaining reduction recorded to additional paid-in capital. The accretion of Series C, at a minimum, will total $5,000.0 thousand from the date of issuance through February 7, 2004, the earliest date of redemption, and is recorded using the effective interest rate method. Series A and Series D are senior to Series B, Series C, Series E, and all common stock. Series B, Series C, and Series E stockholders have the right to vote equivalent to the number of shares of common stock into which their preferred shares can be converted.

(15)     COMMON  STOCK

The Company has authorized 848,736 shares of Class A common stock (Class A) and 67,858 shares of Class B common stock (Class B) at December 31, 2002 and 2001. There are 446,275 shares of Class A issued and outstanding at December 31, 2002 and 2001. During April 2001, the Company's stockholders approved an amended and restated certificate of incorporation which authorized issuance of an additional 238,387 shares of Class A and an additional 38,407 shares of Class B. The Company has reserved 352,461 shares of Class A for issuance upon conversion of any Series B, Series C, Series E, or Class B shares. The Company has reserved its Class B shares for issuance in connection with the Learning Curve International, Inc. 1999 Stock Option/Stock Issuance Plan. At December 31, 2002 and 2001, there are 39,743 and 40,881 shares of Class B issued and outstanding, respectively. Class A stockholders have the right to vote while Class B stockholders have no voting rights.

(16)     EMPLOYEE  BENEFIT  PLANS

     STOCK  OPTION  AND  AWARD  PLAN

In July 1999, the Company's stockholders approved the Learning Curve International, Inc. Stock Option/Stock Issuance Plan (the Stock Plan). This Stock Plan, as amended, allows for the issuance of up to 67,858 shares of the Company's Class B common stock. Under the Stock Plan, the Company may grant incentive or nonstatutory stock options or issue a direct award or sell shares to employees, directors, or consultants of the Company. Under the Stock Plan, options are generally granted at an exercise price that equals fair value of the underlying stock at the date of grant. Such options are exercisable immediately and have a vesting period no longer than four years and expire ten years from the date of grant. The Stock Plan allows the Company to provide for financing of stock purchases, subject to certain conditions, by issuing interest-bearing notes due from employees. The Company has repurchase rights upon the individual's cessation of employment.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

A summary of the status of the Stock Plan as of December 31, 2002, 2001, and 2000 and changes during the years ending on those dates is presented below:



                                               WEIGHTED
                                OPTIONS        AVERAGE
                              OUTSTANDING   EXERCISE PRICE
                              ------------  --------------
Balance at December 31, 1999        9,480   $        10.67
Options granted. . . . . . .       11,528            15.44
Options exercised. . . . . .       (3,620)           15.32
Options canceled/forfeited .       (3,748)           11.61
                              ------------
Balance at December 31, 2000       13,640            13.07
Options granted. . . . . . .       37,110            19.42
Options exercised. . . . . .      (30,343)           19.22
Options canceled/forfeited .       (4,401)           14.20
                              ------------
Balance at December 31, 2001       16,006            15.82
Options granted. . . . . . .        3,590            22.34
Options exercised. . . . . .            -                -
Options canceled/forfeited .       (1,591)           15.76
                              ------------
Balance at December 31, 2002       18,005   $        17.93
                              ============



The options outstanding at December 31, 2002 are at exercise prices of $10.67 per share (4,508 shares), $15.44 per share (2,660 shares), $19.42 per share (7,487 shares) or $22.34 per share (3,350 shares). The exercise price is equal to the fair market value of the stock at the date of grant. Of the options exercised or outstanding, 22,093 shares, 10,117 shares, and 7,557 shares were vested as of December 31, 2002, 2001, and 2000, respectively.

     EMPLOYEE  401(K)  PLAN

The  Company  has  adopted the Learning Curve International Retirement Plan (the
Plan) to provide retirement and incidental benefits for its employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Employees may contribute from 1% to 20% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. Beginning in 1999, the Company matches employee contributions at a certain percentage of eligible contributions, as defined. All matching contributions vest immediately. In addition, the Plan provides for discretionary contributions as determined by the Board of Directors. The Company's matching contributions to the Plan were $129.7 thousand, $113.9 thousand, $86.4 thousand in 2002, 2001, and 2000, respectively.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

(17)     SALE  OF  SMALL  MIRACLES,  INC.

In the second half of 2002 due to diminished growth expectations, the Company decided to cease investing in the Small Miracles' product line and seek strategic alternatives. On January 3, 2003, the Company executed a definitive agreement to sell the stock of Small Miracles, Inc., a wholly owned subsidiary of Learning Curve, in exchange for consideration of $215.3 cash and an earnout of 8.5% of net sales in 2003, 2004, and 2005. The assets of Small Miracles, Inc. at December 31, 2002 are classified as held for sale. A loss of $1,404.4 thousand was recognized in 2002 to adjust the carrying value of long-lived assets, including goodwill and plant and equipment, to fair value in the 2002 consolidated statement of operations. The assets held for sale at December 31, 2002 include inventory and property and equipment of $185.3 thousand and $30.0 thousand, respectively.

(18)     COMMITMENTS  AND  CONTINGENCIES

     LITIGATION

As of December 31, 2002, the Company was a defendant in an action brought by PlayWood Toys, Inc. alleging that Learning Curve and certain of its officers and employees misappropriated one or more trade secrets relating to a track manufactured and sold by Learning Curve as Clickety Clack Track(TM). The case was presented to a jury from August 4 through August 15, 2000. At the close of PlayWood's case, Learning Curve presented a motion for judgment, which is the equivalent of a request to dismiss the claim. The Court deferred ruling on that motion. Following the extended trial, the jury returned an adverse verdict finding that Learning Curve should pay PlayWood a substantial royalty on sales of Clickety Clack Track(TM) products for the life of those products, including royalties for prior Learning Curve sales. The Company then renewed its motion for judgment, and PlayWood filed its own motion for judgment. On March 13, 2002, the Court issued an opinion and order, which found that PlayWood had no protectable trade secret. Therefore, the court granted the Company's motion for judgment and denied PlayWood's motion. PlayWood appealed the court's decision, presenting its case on December 13, 2002. No ruling has been made regarding the appeal. It has been and remains the opinion of management that this suit was without merit and that PlayWood's appeal of the Court's order of March 13, 2002 will not be successful.

     AUSTRALIA  AGREEMENT

Under the terms of a compensation arrangement, the general manager of the Company's subsidiary, Learning Curve (Australia) PTY LTD is entitled to receive 2.5% or 5.0% of outstanding stock of Learning Curve Australia dependent on certain performance measures linked to the sales and profitability of that subsidiary for the calendar years from 2000 to 2003. For the years ended December 31, 2002, 2001, and 2000, these financial targets were not achieved and, therefore, no such stock was issued under the compensation arrangement. At this time, management is unable to determine whether or not these targets will be reached in 2003.

                       LEARNING CURVE INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                        December 31, 2002, 2001, and 2000

Also, in connection with this agreement with the general manager of Learning Curve Australia, the Company has a call option to purchase some or all of the general manager's shares but not less than the lesser of 25% of his shares at the inception of the agreement or all outstanding shares. The call may be exercised during the 60-day period beginning on January 1, 2004 and on the first day of January in each calendar year thereafter, or during the 60-day periods beginning July 1, 2004 and on the first day of July in each calendar year thereafter. Additionally, the general manager has a put option to sell some or all of his shares during any exercise period, but not less than the lesser of 25% of his shares at the inception of the agreement or all outstanding shares. The price for both the put and the call option are linked to the valuation of the Learning Curve Australia as defined by the contract.

(19)     SUBSEQUENT  EVENTS

     ACQUISITION  OF  LEARNING  CURVE  BY  RACING  CHAMPIONS  ERTL  CORPORATION

On February 3, 2003, the Company entered into an Agreement and Plan of Reorganization with Racing Champions Ertl Corporation (Racing Champions Ertl), a producer and marketer of collectibles and toys targeted at adult collectors and children. Racing Champions Ertl will acquire all outstanding shares of Learning Curve for consideration of $106,700.0 thousand of cash, less debt and capital lease obligations, and 666,667 shares of Racing Champions Ertl's common stock. Additional consideration of up to $6,500.0 thousand may be earned based on attainment of sales and margin targets for 2003. The transaction has been approved by the board of directors of both companies and was completed on March 4, 2003.

     ACQUISITION  OF  CANADIAN  DISTRIBUTOR

On December 19, 2002, the Company signed a stock purchase agreement to acquire an 80% ownership of Brigitta's Import, Inc. effective January 3, 2003. The purchase price was approximately $3,190.8 thousand, consisting of $702.0 thousand in cash and $2,488.8 thousand in promissory notes. Brigitta's Import, Inc.'s financial results will be included in the Company's consolidated financial statements beginning in 2003.

UNAUDITED  PRO  FORMA CONDENSED COMBINED  FINANCIAL  INFORMATION

The unaudited Pro Forma Condensed Combined Statement of Earnings of RC2 Corporation and subsidiaries (RC2) for the year ended December 31, 2002 presents the pro forma combined results of RC2 assuming the acquisition of Learning Curve International, Inc. and subsidiaries (LCI) had been completed as of January 1, 2002. All material adjustments required to give effect to the acquisition are set forth in the "Pro Forma Adjustments" column.

The unaudited Pro Forma Condensed Combined Balance Sheet of RC2 as of December 31, 2002 presents the pro forma combined financial position of RC2 assuming the acquisition of LCI occurred on December 31, 2002. All material adjustments to give effect to the acquisition are set forth in the "Pro Forma Adjustments" column.

Upon the closing of the acquisition of LCI on March 4, 2003, with an effective date of February 28, 2003, RC2 replaced its April 2002 credit facility with a new credit facility (Credit Facility). The Credit Facility is comprised of a $60.0 million term loan and an $80 million revolving loan and expires in April 2006. Thirty million dollars of the term loan has a fixed interest rate of 2.61% plus applicable margin through the maturity of the agreement. The remaining term loan and revolving loan bear interest, at RC2's option, at a base rate or at a LIBOR rate plus a margin that varies between 0.75% and 1.75%. The applicable margin is based on RC2's ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization (EBITDA). Upon closing, the margin in effect was 1.75% for LIBOR loans. RC2 is also required to pay a commitment fee of 0.25% to 0.40% per annum on the average daily unused portion of the revolving loan. Under the terms of the Credit Facility, RC2 is required to comply with certain financial and non-financial covenants. Among other restrictions, RC2 is restricted in its ability to pay dividends, incur additional debt and make acquisitions above certain amounts. The key financial covenants include minimum EBITDA and interest coverage and leverage ratios. The Credit Facility is secured by working capital assets and certain intangible assets. On March 4, 2003, RC2 had $110.0 million outstanding on this Credit Facility. For purposes of the Unaudited Pro Forma Combined Statement of Earnings, it is assumed that this Credit Facility was entered into on January 1, 2002, with borrowings of $110.0 million on that date. For purposes of the Unaudited Pro Forma Combined Balance Sheet, it is assumed that this Credit Facility was entered into on December 31, 2002.

The unaudited pro forma condensed combined financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes of RC2 contained in RC2's Annual Report on Form 10-K for the year ended December 31, 2002. The pro forma financial information is presented for informational purposes only and may not necessarily reflect future results of operations or financial position of RC2 or what the results of operations or financial position of RC2 would have been had the merger actually taken place as of the periods shown.

RC2 has accounted for the LCI acquisition as a purchase, applying the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations." The total consideration to be received by the LCI shareholders in the acquisition will depend on the results of the LCI product lines in 2003. Additional consideration of up to $6.5 million is contingent upon the LCI product lines achieving certain sales and margin targets. The pro forma financial information does not take into account the effects of any additional contingent earn-out consideration.

PRO  FORMA CONDENSED COMBINED  STATEMENT  OF  EARNINGS
YEAR  ENDED  DECEMBER  31,  2002
(IN  THOUSANDS,  EXCEPT  PER  SHARE  DATA)
(UNAUDITED)



                                                                                                            TOTAL
                                              HISTORICAL HISTORICAL RECLASSIFICATION    PRO FORMA         PRO FORMA
                                                  RC2       LCI      ADJUSTMENT (1)    ADJUSTMENTS         COMBINED
                                               ---------  --------  ----------------   ---------------    ----------
Net sales . . . . . . . . . . . . . . . . . .  $213,456   $136,926  $             -   $             -     $350,382
Cost of sales, related party. . . . . . . . .     9,590          -                -                 -        9,590
Cost of sales, other. . . . . . . . . . . . .    93,173     73,717          (10,775)             (423)(2)  155,692
                                               ---------  --------  ----------------  ----------------    --------

Gross profit. . . . . . . . . . . . . . . . .   110,693     63,209           10,775               423      185,100

Selling, general and administrative expenses.    68,769     51,229           10,775               430(3)   131,203
Impairment of assets held for sale. . . . . .         -      1,404                -                 -        1,404
                                               ---------  --------  ----------------  ----------------    --------
Operating income (loss) . . . . . . . . . . .    41,924     10,576                -                (7)      52,493

Interest expense/(income) . . . . . . . . . .     1,836      3,057                -             2,683(4)     7,576
Other income. . . . . . . . . . . . . . . . .      (603)         -                -                 -         (603)
                                               ---------  --------  ----------------  ----------------    --------

Income before income taxes. . . . . . . . . .    40,691      7,519                -             (2,690)     45,520

Income tax expense. . . . . . . . . . . . . .    15,947      3,166                -             (1,076)(5)  18,037
                                               ---------  --------  ----------------  ----------------    --------

Net income. . . . . . . . . . . . . . . . . .  $ 24,744   $  4,353  $             -   $         (1,614)   $ 27,483
                                               =========  ========  ================  ==================  ========

Net income per share:
Basic . . . . . . . . . . . . . . . . . . . .  $   1.55                                                   $   1.65
Diluted . . . . . . . . . . . . . . . . . . .  $   1.47                                                   $   1.57

Weighted average shares outstanding:
Basic . . . . . . . . . . . . . . . . . . . .    15,981                                           667       16,648
Diluted . . . . . . . . . . . . . . . . . . .    16,829                                           667       17,496



(1) To present comparable financial statements, a reclassification was required to LCI's historical statement of earnings to conform to RC2's accounting policies and presentation. Royalty expenses were reclassified from cost of sales, other to selling, general and administrative expenses, where they are classified under RC2's accounting policies and presentation.

(2) Represents the pro forma decrease in depreciation expense of approximately $423,000 on tooling assets primarily as a result of adjusting the estimated useful lives of certain tooling items.

(3) Represents the pro forma increase in display marketing expense of approximately $430 as a result of conforming display inventory costing methods of LCI to RC2's method.

(4) Represents the net increase in interest expense based on the net increase in debt, as follows:


    Debt incurred by RC2 to fund the acquisition        $110,000
      Interest at an assumed effective rate of 3.42%                   3,762

      Amortization of $0.9 million of debt issue
       costs over the three-year life of the Credit
       Facility                                                          300
    Less:  repayment of LCI borrowings                    16,700
      Interest at an assumed effective rate of 8.26%                  (1,379)
                                                                    ---------
Net increase to interest expense                                    $  2,683
                                                                    =========

     The effective interest rate assumed in the pro forma adjustment of 3.42% is based upon rates available to RC2 at the date of the acquisition. A change in the interest rate of 1/8 percentage point would have the effect of changing interest expense by $0.1 million before tax.

     For this calculation, it has been assumed that all other outstanding debt for RC2 and LCI remained, except the $16.7 million repaid in connection with the acquisition. It also assumes that all other borrowings and payments that historically occurred throughout 2002, still occurred.

(5) To record provision for income taxes on the changes as a result of the pro forma adjustments at a blended effective tax rate of 39.6%.

PRO  FORMA CONDENSED COMBINED  BALANCE  SHEET
DECEMBER  31,  2002
(IN  THOUSANDS)
(UNAUDITED)


                                                  HISTORICAL    HISTORICAL    RECLASSIFICATION      PRO FORMA       PRO FORMA
                                                     RC2           LCI        ADJUSTMENTS (1)      ADJUSTMENTS      COMBINED
                                                 ------------  ------------  ------------------  ----------------  -----------
ASSETS:
Current assets:
Cash and cash equivalents . . . . . . . . . . .  $    17,104   $     2,182   $               -   $      7,154 (6)  $   26,440
Accounts receivable, net. . . . . . . . . . . .       30,911        23,535               3,346              -          57,792
Receivables from related parties. . . . . . . .            -           153                   -              -             153
Inventory, net. . . . . . . . . . . . . . . . .       23,563        19,854                (880)          (315)(3)      42,222
Other current assets. . . . . . . . . . . . . .       11,835         4,744                 880           (342)(3)
                                                                                                          626 (4)
                                                                                                         (350)(2)      17,393
                                                 ------------  ------------  ------------------  -------------     -----------
Total current assets. . . . . . . . . . . . . .       83,413        50,468               3,346          6,773         144,000

Property and equipment, net . . . . . . . . . .       33,371         6,399                   -            148 (5)      39,918

Excess purchase price over net assets
acquired, net . . . . . . . . . . . . . . . . .      119,222         7,375                   -         71,901 (2)     198,498
Notes receivable - related parties. . . . . . .            -           161                   -              -             161
Other assets. . . . . . . . . . . . . . . . . .          281         4,451                   -            900 (6)
                                                                                                        3,753 (4)       9,385
                                                 ------------  ------------  ------------------  -------------     -----------

Total assets. . . . . . . . . . . . . . . . . .  $   236,287   $    68,854   $           3,346   $     83,475      $  391,962
                                                 ============  ============  ==================  =============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable. . . . . . . . . . . . . . . .  $     8,615   $     8,231   $               -   $       (500)(2)  $   16,346
Taxes payable, net. . . . . . . . . . . . . . .            -         1,550                   -              -           1,550
Accrued expenses. . . . . . . . . . . . . . . .       24,517         7,979               3,346           (806)(6)
                                                                                                        8,231 (7)      43,267
Other current liabilities . . . . . . . . . . .          741             -                   -              -             741
Line of credit. . . . . . . . . . . . . . . . .            -         6,151                   -         (6,151)(6)           -
Payable to related parties. . . . . . . . . . .            -         6,680                   -         (6,680)(6)           -
Current maturities of capital lease obligations            -         1,180                   -         (1,180)(6)           -
Current maturities of long term debt. . . . . .            -             -                   -         10,000 (6)      10,000
                                                 ------------  ------------  ------------------  -------------     -----------

Total current liabilities . . . . . . . . . . .       33,873        31,771               3,346          2,914          71,904

Long-term debt. . . . . . . . . . . . . . . . .            -             -                   -        100,000 (6)     100,000
Line of credit. . . . . . . . . . . . . . . . .        8,000             -                   -              -           8,000
Capital lease obligations . . . . . . . . . . .            -         2,701                   -         (2,701)(6)           -
Deferred income taxes . . . . . . . . . . . . .       14,077             -                   -              -          14,077
Other long-term liabilities . . . . . . . . . .        9,457             -                   -          9,834 (7)      19,291
                                                 ------------  ------------  ------------------  -------------     -----------

Total liabilities . . . . . . . . . . . . . . .       65,407        34,472               3,346        110,047         213,272

Redeemable preferred stock. . . . . . . . . . .            -             -               9,529         (9,529)(6)           -

Stockholders' equity:
Common stock. . . . . . . . . . . . . . . . . .          183             1                   -              6 (2)         190
Preferred stock . . . . . . . . . . . . . . . .            -         9,529              (9,529)             -               -
Additional paid-in capital. . . . . . . . . . .      118,706        21,529                   -        (13,726)(2)     126,509
Notes and interest receivable from employees
for the exercise of stock options . . . . . . .            -          (719)                  -            719 (2)           -
Accumulated other comprehensive income. . . . .       (1,285)           23                   -            (23)(2)      (1,285)
Retained earnings . . . . . . . . . . . . . . .       61,086         4,019                   -         (4,019)(2)      61,086
                                                 ------------  ------------  ------------------  -------------     -----------

                                                     178,690        34,382              (9,529)       (17,043)        186,500
Treasury stock. . . . . . . . . . . . . . . . .       (7,810)            -                   -              -          (7,810)
                                                 ------------  ------------  ------------------  -------------     -----------

Total stockholders' equity. . . . . . . . . . .      170,880        34,382              (9,529)       (17,043)        178,690
                                                 ------------  ------------  ------------------  -------------     -----------

Total liabilities and stockholders' equity. . .  $   236,287   $    68,854   $           3,346   $     83,475      $  391,962
                                                 ============  ============  ==================  =============     ===========

(1) To present comparable financial statements, reclassifications were required to LCI's historical balance sheet to conform to RC2's accounting policies and presentation. Reclassifications consisted primarily of increases in accounts receivable and accrued expenses for allowances previously included in accounts receivable by LCI, a decrease in inventory and an increase in other current assets for marketing display products previously classified as inventory by LCI, and a reclassification of redeemable preferred stock outside of permanent equity.

(2) The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values as of the closing of the LCI acquisition. The payment of the purchase price and related fees was financed by RC2's Credit Facility and through the issuance of 667 shares of RC2's Common Stock at the fair market value of $11.72 per share. The purchase price was allocated to the net assets of LCI based on their estimated relative fair values, as follows:


Total purchase price, including expenses. . . . .  $          116,910
Less:
Current assets. . . . . . . . . . . . . . . . . .    60,587
Property, plant and equipment . . . . . . . . . .     6,547
Other long-term assets. . . . . . . . . . . . . .    15,740
Liabilities assumed . . . . . . . . . . . . . . .   (37,865)   45,009
                                                              -------
Excess of purchase price over net assets acquired  $           71,901
                                                              =======

Such allocations of purchase price are subject to final determination based on valuations and other determinations that will be completed during 2003. RC2 will be performing valuations to determine the fair value of any acquired identifiable intangible assets during 2003. Differences in net assets as of February 28, 2003 will result in a different goodwill balance, and to the extent such assets are amortizable, amortization expense will be increased.

(3) To record fair value adjustments to inventory (approximately $315), and marketing display products (approximately $342).

(4) Represents pro forma adjustment for estimated deferred income taxes related to accrued severance and lease termination costs at an estimated effective tax rate of 38% ($626 current and $3.8 million long-term). Deferred taxes relating to other adjustments are not expected to be material.

(5) Pro forma adjustment to net property and equipment reflects fair market values based upon preliminary valuations.

(6) To record proceeds under borrowings from the new Credit Facility of $110.0 million, of which approximately $900 was disbursed to pay financing fees (which have been deferred and included in other assets), and approximately $4.4 million of cash was retained by RC2. Proceeds from borrowings were used for the LCI acquisition cash payment of $104.4 million, which included $2.7 million of cash retained by LCI, $17.3 million to repay certain previously outstanding borrowings, capital lease obligations and accrued interest of LCI at December 31, 2002, and $33.4 million paid to LCI redeemable preferred stockholders and the balance paid to the remaining stockholders.

(7) Represents the pro forma adjustments for certain purchase accounting entries representing preliminary estimates of direct costs resulting from the transaction including: $3.1 million for severance, $9.9 million related to exit and shutdown costs ($43 current and $9.8 million long term), and approximately $5.0 million in transaction expenses.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, RC2 Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RC2  CORPORATION
Date:  May  7,  2003
                                       BY      /s/ Jody L. Taylor
                                         ---------------------------------------
                                         Jody L. Taylor, Chief Financial Officer